UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2020

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-08897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 E. Dublin-Granville Road, Columbus, Ohio 43081
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares	BIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2020, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Big Lots, Inc. (the “Company”) approved a form of award agreement (the “PSU Award Agreement”) for the grant of performance share units (the “PSUs”) under the Big Lots 2017 Long-Term Incentive Plan (the “2017 LTIP”).

Each PSU granted under the PSU Award Agreement represents a right to receive one common share of the Company for each PSU that vests. Any portion of the PSUs that do not vest due to inadequate performance or the participant’s termination of employment or service with the Company will be forfeited. Each PSU granted under the PSU Award Agreement also includes one dividend equivalent right. Each dividend equivalent right represents the right to receive the equivalent of all of the cash dividends that would be payable with respect to the common shares underlying the PSUs to which the dividend equivalent rights relate. The dividend equivalent rights will accrue without interest and will either vest and be paid in cash when the PSUs vest or be forfeited if the PSUs are forfeited.

If the Fair Market Value (as defined in the 2017 LTIP) of the common shares of the Company equals or exceeds the applicable share price performance goal(s) on each trading day during any consecutive 20 trading day period before the earlier of the third anniversary of the grant date or the termination of the participant’s employment or service with the Company, then the corresponding PSUs will vest on the later of the first anniversary of the grant date or the first trading day following such 20 trading day period subject to the participant’s continued employment or service with the Company on the vesting date. If a Change in Control (as defined in the 2017 LTIP) occurs before the third anniversary of the grant date, then all PSUs subject to the PSU Award Agreement that have not vested prior to the date of the Change in Control will vest upon the date of such Change in Control. Common shares issued in connection with a vested PSU may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the third anniversary of the grant date (except by will or by the laws of descent and distribution or in the case of the death or disability of the participant or a Change in Control).

The foregoing description of the terms of the PSUs and the PSU Award Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the PSU Award Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	10.1	Form of Big Lots 2017 Long-Term Incentive Plan Performance Share Units Award Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: April 3, 2020	By:	/s/ Ronald A. Robins, Jr.
Ronald A. Robins, Jr.
Executive Vice President, General Counsel and Corporate Secretary